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                                                                      Exhibit 21

                  SUBSIDIARIES OF THE RAYMOND CORPORATION (a)

                                                                     Percentage of         State or Other
                                                                    Voting Securities     Jurisdiction in
                                                                         Owned             Which Organized
                                                                    ----------------      -----------------

Dockstocker Corporation                                                    100(b)         New York
(Subsidiary of Raymond Sales Corporation)

Heubel Material Handling, Inc.                                             94(c)          Missouri
(Subsidiary of Raymond Sales Corporation)

The Raymond Export Corporation                                             100(b)         U.S. Virgin Islands

Raymond Handling Concepts Corporation                                      74(c)          California
(Subsidiary of Raymond Sales Corporation)

R.H.E. Ltd.                                                                100(b)         Canada

Raymond Handling Technologies, Inc.                                        100(c)         New Jersey
(Subsidiary of Raymond Sales Corporation)

Raymond Industrial Equipment, Limited                                      100(b)         Canada
(Subsidiary of R.H.E. Ltd.)

Raymond Leasing Corporation                                                100(b)         Delaware

Raymond Production Systems Corporation                                     100(b)         California

Raymond Rental Corporation                                                 100(b)         New York
(Subsidiary of Raymond Leasing Corporation)

Raymond Sales Corporation                                                  100(b)         New York

Raymond Transportation Corporation                                         100(b)         New York

Welch Equipment Company, Inc.                                              100(c)         Colorado
(Subsidiary of Raymond Sales Corporation)

Welch Equipment Company, Inc. (Utah)                                       100(c)         Utah
(Subsidiary of Raymond Sales Corporation)

(a) Unless otherwise noted, the Registrant is the Parent of the above listed company.

(b)     Included in consolidated financial statements.

(c)     Included in consolidated financial statements on an equity basis.